NEWS FROM:		Exhibit 99.1

GRIFFIN INDUSTRIAL REALTY, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN ANNOUNCES FISCAL 2019 FOURTH QUARTER LEASING

NEW YORK, NEW YORK (December 9, 2019) Griffin Industrial Realty, Inc. (Nasdaq: GRIF) (“Griffin”) announced that in the three months ended November 30, 2019 (the “2019 fourth quarter”) it executed two new leases totaling approximately 105,000 square feet of industrial/warehouse space (including the previously disclosed approximately 74,000 square foot lease) and extended a lease for approximately 15,000 square feet of office/flex space. The new leases both were for space in 160 International Drive which, along with 180 International Drive, are located in Concord, North Carolina, in the greater Charlotte area, and were completed and placed in service in the 2019 fourth quarter. These two new industrial/warehouse buildings total approximately 283,000 square feet, increasing Griffin’s portfolio in the Charlotte market to three industrial/warehouse buildings aggregating approximately 560,000 square feet. In the 2019 fourth quarter, Griffin also acquired a fully leased approximately 100,000 square foot industrial/warehouse building in Orlando, Florida, Griffin’s first property in that market.

As of November 30, 2019, Griffin’s twenty-eight industrial/warehouse buildings aggregating approximately 4,029,000 square feet (90% of Griffin’s total real estate portfolio) were 93% leased (97% excluding 160 and 180 International Drive). Griffin’s twelve office/flex buildings aggregating approximately 433,000 square feet were 70% leased as of November 30, 2019. Griffin’s total real estate portfolio of approximately 4,462,000 square feet was 90% leased as of November 30, 2019 (94% excluding 160 and 180 International Drive).